EXHIBIT NO. 9.9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS Series Trust IX (the "Trust"), of my opinion dated August 24, 1998, appearing in Post-Effective Amendment No. 35 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on August 27, 1998.




                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
July 26, 2002